Exhibit 10.4

Ibere Pharmaceuticals
2005 Market Street, Suite 2030
Philadelphia, PA 19103

February 25, 2021

PIPV Capital LLC
2005 Market Street, Suite 2030
Philadelphia, PA 19103

Re: Administrative Services Agreement

Ladies and Gentlemen:

This Administrative Services Agreement (this “Agreement”) by and between Ibere Pharmaceuticals (the “Company”) and PIPV Capital LLC (the “Sponsor”), dated as of the date hereof, will confirm our agreement that, commencing on the date of the Company’s final prospectus (the “Start Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement on Form S-1 (File No. [•]) filed with the Securities and Exchange Commission) (such earlier date hereinafter referred to as the “Termination Date”), the Sponsor shall make available, or cause to be made available, to the Company, at 2005 Market Street, Suite 2030 Philadelphia, PA 19103 (or any successor location or other existing office locations of the Sponsor or any of its affiliates), certain office space, utilities, administrative and support services as may be reasonably requested by the Company. In exchange therefor, the Company shall pay the Sponsor the sum of $10,000 per month on the Start Date and continuing monthly thereafter until the Termination Date.

The Sponsor hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this Agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”) as a result of, or arising out of, this Agreement, and hereby irrevocably waives any Claim it may have in the future which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of law principles.

This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

[Signature page follows]

Very truly yours,

IBERE PHARMACEUTICALS

By:	/s/ Osagie Imasogie
Name: Osagie Imasogie
Title: Chief Executive Officer

AGREED TO AND ACCEPTED BY:

PIPV CAPITAL LLC

By:	/s/ Osagie Imasogie
Name: Osagie Imasogie
Title: Managing Member

[Signature Page to Administrative Services Agreement]